Exhibit 99.1
News Release
American Commercial Lines Announces $150 Million Stock Repurchase Program
JEFFERSONVILLE, Ind., Aug. 14 /PRNewswire-FirstCall/ — American Commercial Lines Inc. (the “Company”) (Nasdaq: ACLI) today announced that its Board of Directors has approved a stock repurchase program of up to $150 million. The Company completed its previous $200 million stock repurchase program in July of this year, representing approximately 7.8 million shares of its common stock.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana, is an integrated marine transportation and service company operating in the United States Jones Act trades, with approximately $940 million in annual revenues and approximately 2,750 employees as of December 31, 2006. For more information about American Commercial Lines Inc. generally, visit www.aclines.com.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s filings with the SEC, including the Form 10-K for the year ended December 31, 2006. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.
Investor Relations, (800) 842-5491
SOURCE: American Commercial Lines Inc.
CONTACT: Investor Relations of American Commercial Lines Inc.,
+1-800-842-5491
Web site: http://www.aclines.com